UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 19, 2008

Commission File Number: 000-32745

SHEARSON FINANCIAL NETWORK
(Exact name of registrant as specified in its charter)

Nevada	88-0471353
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

921 Front Street, San Francisco, California 94111
(Address of principal executive offices, including zip code)

415- 296-5127
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03  BANKRUPTCY OR RECEIVERSHIP

On June 16, 2008, Shearson Financial Network, Inc. (the "Company") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court located in Law Vegas, Nevada (the " Bankruptcy Court").  The Company's case is No. 08-16350.   The Company is continuing to manage its affairs as debtor in possession. The Company elected to seek bankruptcy protection to protect and preserve their assets for the benefit of creditors and stockholders and is currently evaluating the alternatives to maximize the value of its assets.

ITEM 2.04  TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The filing of the Bankruptcy Court described in Item 1.03 above constituted an event of default or otherwise triggered repayment obligations under agreements between the Company and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC  according to the callable secured convertible notes issued to such investors as well as certain of the Company’s other financial obligations.  As a result of the event of default, all debt outstanding under the callable secured notes became automatically and immediately due and payable, subject to the application of applicable bankruptcy law.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Exhibit Name

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: June 19, 2008	SHEARSON FINANCIAL NETWORK

By: /s/Harry R. Kraatz
Harry R. Kraatz
Chief Executive Officer and Chairman